UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 2, 2021

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 2, 2021, American Resources Corporation (or the “Company”) issued a press release announcing that it has acquired exclusive rights to technologies from Hasler Ventures LLC and developed from Purdue University specific to the processing of separated and pure rare earth metals and critical elements from coal byproducts, recycled permanent magnets and lithium-ion batteries.

American Rare Earth’s, a wholly owned subsidiary of American Resources, agreements with Hasler Ventures LLC comes in the form of two exclusive licenses: (1) technologies for the separation and purification of rare earth elements from coal, coal byproducts, coal waste and acid mine drainage, utilizing LAD chromatography, and (2) technologies for the extraction and purification of rare earth and critical elements from used or waste permanent magnets and batteries. Both technologies will be used by American Rare Earth to further develop its proprietary process chain for domestic commercialization and production of rare earth and critical elements.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated February 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 2, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer